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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PROBEX CORP.

         Probex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         Section 11 shall be added to read in its entirely as follows:

         "11.       Any action required or permitted to be taken by the
stockholders of the Corporation must be effected only at a duly called annual or special meeting of the stockholders, and may not be effected by any consent in writing by the stockholders."

         SECOND: That the Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by the majority of the shares outstanding entitled to vote thereon.

         THIRD: The Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 and 222 of Delaware General Corporation Law.

         FOURTH: That the Certificate of Amendment shall become effective on the date this Certificate of Amendment is duly filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the 7th day of March 2001.

                                           PROBEX CORP.,
                                           a Delaware corporation

                                           By:  /s/ Bruce A. Hall
                                                --------------------------------
                                                Name:    Bruce A. Hall
                                                Title:   Chief Financial Officer